Exhibit 10.50
THIRD AMENDMENT TO THE
MARKETING AND SERVICING AGREEMENT
     THIS THIRD AMENDMENT TO THE MARKETING AND SERVICING AGREEMENT dated as of July 26, 2005 (this “Amendment”) is an Amendment to the MARKETING AND SERVICING AGREEMENT effectively dated October 21, 2002, as amended, by and between Republic Bank & Trust Company, a bank organized under the laws of the state of Kentucky (“BANK”), and ACE Cash Express, Inc., a Texas corporation (“COMPANY”).
     WHEREAS, BANK and COMPANY have previously entered into that certain MARKETING AND SERVICING AGREEMENT dated as of October 21, 2002, as amended, (the “Marketing Agreement”); and
     WHEREAS, BANK and COMPANY desire to amend the Marketing Agreement.
     NOW, THEREFORE, the parties hereby agree as follows:
1.	The Marketing Agreement is hereby amended by deleting, in its entirety, the fourth recital which reads as follows:

“WHEREAS, COMPANY agrees that BANK shall have the first and exclusive right to all TRANSACTIONS originated in the MARKET by COMPANY stores up to a maximum of $14 million, exclusive of TRANSACTIONS rejected by the BANK, at such time when COMPANY, using commercially reasonable efforts, is able to terminate COMPANY’S arrangements existing on the date hereof to offer and provide TRANSACTIONS or any product that is the same or substantially similar to the TRANSACTIONS within the MARKET;”

2.	Section 3(a) of the Marketing Agreement is hereby amended by adding a sentence at the end thereof which shall read in its entirety as follows:

“BANK may also reject any TRANSACTION if, after giving effect to such TRANSACTION, the aggregate principal amount then outstanding of all TRANSACTIONS entered into in connection with this AGREEMENT would exceed $20 million.”

3.	Section 3(b) of the Marketing Agreement is hereby amended to read in its entirety as follows:

“(b) COMPANY acknowledges that all rights of ownership in the TRANSACTIONS and the TRANSACTION DOCUMENTS are and remain the sole property of BANK, and COMPANY shall have no ownership rights to such TRANSACTIONS or TRANSACTION DOCUMENTS during the term of this AGREEMENT, except that COMPANY shall have a right of first refusal to purchase any TRANSACTION and the associated TRANSACTION DOCUMENTS with regard to any TRANSACTION in default by the CUSTOMER and with respect to which COMPANY has otherwise satisfied its obligations owing to BANK pursuant to this AGREEMENT.”

4.	Section 3(c) of the Marketing Agreement is hereby amended to read in its entirety as follows:

“(c) In its sole discretion, BANK may sell, transfer, grant an interest in, or otherwise assign any TRANSACTION, or any portion of any TRANSACTION, to a third party or parties, subject to the provisions and prior rights of COMPANY stated in paragraph 3(b) above. Any sale, transfer or assignment by BANK of any TRANSACTIONS shall comply with applicable law.”

5.	Section 5(c) of the Marketing Agreement is hereby amended by adding a new Subsection (iii) thereto which shall read in its entirety as follows:

“(iii) BANK shall not directly or indirectly offer TRANSACTIONS to residents of the MARKET other than through COMPANY during the term of this AGREEMENT.

6.	Section 5(d) of the Marketing Agreement is hereby amended by adding a new Subsection (iv) thereto which shall read in its entirety as follows:

“(iv) COMPANY agrees that, unless otherwise required by any applicable law, rule or regulation or directed by any regulatory agency or authority governing COMPANY, prior to offering any other consumer loan product to a CUSTOMER in the MARKET, such CUSTOMER will first be offered a TRANSACTION under this AGREEMENT, up to an aggregate principal amount of TRANSACTIONS outstanding of $20 million.”

7.	Section 7(a) of the Marketing Agreement is hereby amended by deleting the reference therein to “January 1, 2006” and replacing it with a reference to “January 1, 2008”.

8.	Section 7(g) of the Marketing Agreement is hereby amended and restated to read in its entirety as follows:

“(g) INTENTIONALLY OMITTED.”

9.	Section 7 of the Marketing Agreement is hereby amended by adding a new subsection (l) thereto which shall read in its entirety as follows:
“(l) Change in Circumstances. If COMPANY can profitably engage in deferred deposit transactions in any State within the MARKET independent of BANK and any other bank (unless said other bank is subject to federal rules or regulations affecting the deferred deposit transactions that are less restrictive than those governing BANK and therefore also results in more profit to COMPANY), then COMPANY, in its sole discretion upon sixty (60) days notice to BANK, may elect to modify this AGREEMENT to remove such State from the definition of MARKET; provided, however, the effective date of any such modification shall be no earlier than (i) March 31, 2006, if the state to be removed is Texas, and (ii) January 1, 2006, in all other instances. In the event COMPANY elects to modify this AGREEMENT to remove Texas from the MARKET pursuant to the preceding sentence of this paragraph 7(l), because COMPANY elects to act (or to have a separate subsidiary act) as a credit services organization (a

“CSO”) pursuant to Chapter 393 of the Texas Finance Code (the “CSO Election”), then COMPANY shall give BANK written notice (the “Opportunity Notice”) of the CSO Election and permit BANK the opportunity to offer and make loans to COMPANY’s CSO customers who are Texas residents (i) at an interest rate per annum no greater than the maximum rate set forth in Section 302.001 of the Texas Finance Code and (ii) for which COMPANY (or a separate subsidiary of COMPANY) acts as a CSO (the “BANK CSO Opportunity”). BANK must give written notice to COMPANY of its election to accept or reject the BANK CSO Opportunity within ten (10) days after the date of receipt of the Opportunity Notice. If BANK fails to accept or reject the BANK CSO Opportunity in a timely manner, the BANK CSO Opportunity shall be deemed to have been rejected by BANK.”
10.	Exhibit A of the Marketing Agreement is hereby amended by amending and restating Subsections (d) and (f) therein to read in their entirety as follows:
“(d) INTENTIONALLY OMITTED
(f) INTENTIONALLY OMITTED”
     In the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and any of the provisions of the Marketing Agreement, as previously amended, the provisions of this Amendment shall in all respects govern and control.
     IN WITNESS WHEREOF, COMPANY and BANK, each intending to be legally bound hereby, have caused this Amendment to be executed by its duly authorized officer as of the 26th of July, 2005.

REPUBLIC BANK & TRUST COMPANY		ACE CASH EXPRESS, INC.

By:	/s/ KEVIN SIPES	By:	/s/ WALTER E. EVANS

Its:	Executive Vice President & CFO	Its:	Senior Vice President & General Counsel

Date:	July 26, 2005	Date:	July 26, 2005

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